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                                                              EXHIBIT 99.14(e)


                       [CHRISTIAN & BARTON LETTERHEAD]


                               October 17, 1996


Nuveen Flagship Multistate Trust I
333 West Wacker Drive
Chicago, Illinois 60606

        Re:  Nuveen Flagship Virginia Municipal Bond Fund

Ladies and Gentlemen:

        We have acted as special Virginia counsel for Nuveen Flagship Multistate Trust I, a Massachusetts business Trust (the "Fund"), concerning a Registration Statement of the Fund on Form N-14 (Registration Nos. 333-09521 and 811-07747 with respect to shares on the Fund, as indicated in the Registration Statement. We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "State Tax Matters - Nuveen Flagship Virginia Municipal Bond Fund" in the Statement of Additional Information which is related to such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                Very truly yours,

                                                /s/ Christian & Barton, LLP